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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-89889) pertaining to the 1999 Employee Stock Purchase Plan of Akamai Technologies, Inc.; Registration Statement (Form S-8 No. 333-89887) pertaining to the Second Amended and Restated 1998 Stock Incentive Plan of Akamai Technologies, Inc.; Registration Statement (Form S-8 No. 333-31668) pertaining to the Network24 Communications, Inc. 1997 Stock Option Plan (Restated as Amended July 26, 1999); Registration Statement (Form S-8 No. 333-35470) pertaining to the Third Amended and Restated 1998 Stock Option Plan of InterVU Inc.; Registration Statement (Form S-8 No. 333-35464) pertaining to the 1996 Stock Option Plan of InterVU Inc.; and Registration Statement (Form
S-8 No. 333-35462) pertaining to the Netpodium Inc. 1998 Stock Option/Stock Issuance Plan of our report dated February 10, 2000, with respect to the consolidated financial statements of InterVU Inc. included in the Current Report (Form 8-K) dated April 20, 2000.


                                             /s/ ERNST & YOUNG LLP


San Diego, California
May 1, 2000